EXHIBIT 6(c)

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        IL ANNUITY AND INSURANCE COMPANY
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                                                                    EXHIBIT 6(c)

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                        IL ANNUITY AND INSURANCE COMPANY



                                    ARTICLE I

                           NAME AND PLACE OF BUSINESS

         The name of this corporation is IL ANNUITY AND INSURANCE COMPANY, and its initial registered office shall be 555 S. Kansas Avenue, in the City of Topeka, Shawnee County, Kansas, and its principal place of business is 2960 N. Meridian Street, Indianapolis, Indiana, with such offices and agencies elsewhere in the State of Kansas and in any other States of the United States, and in any foreign country or countries as the Board of Directors may from time to time establish and authorize.

         The initial registered agent of the corporation at the registered office shall be Janis B. Funk.


                                   ARTICLE II

                               PURPOSES AND POWERS

         This corporation is formed for the purpose of making contracts for the payment of variable annuities, fixed annuities and life insurance and any and all other kinds of insurance business that the corporation may now or hereafter be authorized by law to transact on the stock plan.

                                              Stamp of Approval for filing:
                                              /s/ Kathleen Sebelius
                                              ----------------------------
                                                    Kathleen Sebelius
                                                Commissioner of Insurance
                                              Date: 12-20-00


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                                   ARTICLE III

                               AUTHORIZED CAPITAL

         The authorized amount of capital stock of this corporation shall be Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) divided into Ten Thousand (10,000) shares of common stock of the par value of Two Hundred and Fifty Dollars ($250.00) each.


                                   ARTICLE IV

                                    DURATION

         The time for which the corporation shall exist shall be perpetual.


                                    ARTICLE V

                                  INCORPORATOR

         The initial incorporator of this corporation and his address at the time of incorporation is as follows:

                  Michael H. Miller                  555 S. Kansas Avenue
                                                     Topeka, Kansas 66603

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                           [intentionally left blank]


                                   ARTICLE VI

                               BOARD OF DIRECTORS

         The Board of Directors of this corporation, who shall hold office until their successors are elected and have qualified, are:

             Larry R. Prible, Chairman          2960 N. Meridian Street
                                                Indianapolis, Indiana  46208

             John J. Fahrenbach                 2960 N. Meridian Street
                                                Indianapolis, Indiana  46208

             Richard T. Freije, Jr.             2960 N. Meridian Street
                                                Indianapolis, Indiana  46208

             Larry A. Halbach                   2960 N. Meridian Street
                                                Indianapolis, Indiana  46208

             Garrett P. Ryan                    2960 N. Meridian Street
                                                Indianapolis, Indiana  46208

             Stephen J. Shorrock                2960 N. Meridian Street
                                                Indianapolis, Indiana  46208


                                   ARTICLE VII

                             DIRECTORS AND OFFICERS

         The business of this corporation shall be conducted by a Board of Directors consisting of one (1) or more Directors. A greater number of Directors may be provided by the Bylaws from time to time.

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         The officers of the corporation shall be as provided by the Bylaws of the corporation.

         The annual meeting of the stockholders of the corporation shall be held each year on the date fixed by the Bylaws.

         Provision for indemnification of officers and directors against claims and liabilities by virtue of action taken as an officer or director of the corporation may be contained in the Bylaws of the corporation.


                                  ARTICLE VIII

                           MINIMUM CAPITAL AND SURPLUS

         The amount of capital with which the corporation began business is Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), and surplus of not less than One Million and No/100 ($1,000,000.00). Thereafter, it shall maintain a surplus in at least the amount required by the laws of the State of Kansas.


                                   ARTICLE IX

                          POWERS OF BOARD OF DIRECTORS

         In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                        To make and alter the Bylaws of this corporation, to
                  fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

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                         To determine from time to time whether and to what
                  extent, and to what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the stock book), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors.

                         To designate two or more of its number to constitute
                  an executive committee which committee shall for the time being, as provided in a resolution or in the Bylaws of this corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this corporation and have power to authorize the seal of this corporation to be affixed to all papers which may require it; and to designate one or more other committees in the manner prescribed by the Bylaws, each committee to have such name and to exercise such powers as may, from time to time, be prescribed by the Bylaws or by resolution adopted by the Board of Directors.

                         To sell, lease or exchange all of the property and
                  assets of this corporation, including its good will and its corporate franchises, or any property or assets essential to the business of the corporation, upon such terms and conditions as its Board of Directors deem expedient and for the best interest of the corporation, provided such action is approved by the affirmative vote of stockholders of record holding stock in the corporation entitling them to exercise at least a majority of the voting power, given at a stockholders' meeting duly called for that purpose, or by the written consent of stockholders of record holding stock in the corporation entitling them to exercise at least a majority of the voting power.

                         To determine and fix the compensation of officers,
                  directors, agents and employees of this corporation; to adopt any profit-sharing, pension or deferred compensation plan or program or any stock option plan or program of any other benefit plan or program, and to determine the contributions to be made by this corporation thereto; to enter into employment contracts with officers, directors, agents and employees of this corporation and to provide therein for regular compensation, bonuses, stock options, deferred compensation, and retirement and other benefits. The interest of any director in any of the foregoing matters shall not disqualify such director from participation in the consideration of such matter or from voting

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                  thereon and shall not affect the validity of any action of the
                  Board of Directors in respect of such matters.

         This Corporation may in its Bylaws confer powers upon its directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by the statute.

         Both stockholders and directors shall have power, if the Bylaws so provide, to hold their meetings, and to have one or more offices within or without the State of Kansas, and to keep the books of this corporation (subject to the provisions of the statutes) inside or outside of the State of Kansas at such places as may be from time to time designated by the Board of Directors.

         No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any director or officer of this corporation, individually or jointly, is a party to, or is interested in, such contract or transactions or by the fact that any director or officer of this corporation is a director or officer of such other corporation.

         This corporation recognizes its previously filed Articles of Incorporation in existence prior to December 20, 2000, and hereby amends and restates its Articles in their entirety. These Restated Articles were adopted by the stockholders in accordance with the provisions of K.S.A. 17-6605.

                           [intentionally left blank]

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                                    ARTICLE X

                                   AMENDMENTS

         This corporation reserves the right to amend, alter, change or repeal any provision contained in its articles of incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

                    DESIGNATION AS A KANSAS STOCK CORPORATION

         The corporation was originally incorporated in the state of Massachusetts on March 9, 1966, and upon the effective date of these Articles of Incorporation shall become a Kansas Stock corporation, retaining such original incorporation date.

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STATE OF INDIANA           )
                           ) SS:
COUNTY OF MARION           )


         GARRETT P. RYAN, PRESIDENT AND LISA P. FOXWORTHY-PARKER,
SECRETARY-TREASURER, of IL ANNUITY AND INSURANCE COMPANY, of Boston, Massachusetts, do hereby certify that the attached is a true and correct copy of the Articles of Incorporation amended by unanimous Written Consent of the Board, dated December 1, 2000.

                                 /s/ Garrett P. Ryan
                                 -------------------------------
                                 Garrett P. Ryan, President and Chief Executive Officer

                                 /s/ Lisa P. Foxworthy-Parker
                                 -------------------------------
                                 Lisa P. Foxworthy-Parker, Secretary-Treasurer



Subscribed and sworn to before me, a Notary Public, this 8th day of December, 200l.

                                 /s/ Teresa L. Pounds
                                 -------------------------------
                                 Teresa L. Pounds, Notary Public

My commission expires August 24, 2007.

ILarticles

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